AMENDMENT NO. 1 TO AMENDED AND RESTATED TRUST AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) TO THE AMENDED AND RESTATED TRUST AGREEMENT, dated as of November 1, 2002 (the “Trust Agreement”), is hereby executed by and among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the “Depositor”) and JPMORGAN CHASE BANK, as trustee (the “Trustee”).

PRELIMINARY STATEMENT

The Depositor and the Trustee have entered into an Amended and Restated Trust Agreement dated as of November 1, 2002 (the “Trust Agreement”).  The Depositor and the Trustee now wish to amend and restate the Trust Agreement in order to change the Record Date with respect to the Class A7 and Class A8 Certificates.

The Holders of 100% of the Class Principal Balances of the Class A7 and Class A8 Certificates, such Classes of Certificates being the Classes affected by this Amendment, have granted their consent to this Amendment pursuant to the consent letters attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth, the Depositor and the Trustee agree as follows:

Section 1.01     Defined Terms.

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in Trust Agreement, as amended hereby.

Section 1.02     Amendments

The definition of the term “Record Date” is hereby amended to read in its entirety as follows:

“Record Date”:  With respect to each Class of Certificates and any Distribution Date, the last Business Day of the calendar month preceding such Distribution Date.

Section 1.03     Continuing Effect.

Except as expressly amended by this Amendment No. 1, the Trust Agreement shall remain in full force and effect in accordance with its terms.

Section 1.04     References to Trust Agreement.

From and after the execution and delivery of this Amendment No. 1, all references to the Trust Agreement in the Trust Agreement, any Certificate or any other document executed or delivered in connection therewith shall be deemed a reference to the Trust Agreement as amended hereby, unless the context expressly requires otherwise.

Section 1.05     Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Amendment No. 1 shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment No. 1 and shall in no way affect the validity or enforceability of the other provisions of this Amendment No. 1 or of the Certificates or the rights of the Holders thereof.

Section 1.06     Governing Law.

THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 1.07     Counterparts.

This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original but all of such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Depositor and the Trustee have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the 1st day of January 2003.

GS MORTGAGE SECURITIES CORP.,

     as Depositor

By: /s/ Marvin J. Kabatznick

Name: Marvin J. Kabatznick

Title:   CEO

JPMORGAN CHASE BANK,

     not in its individual capacity, but solely in
     its capacity as Trustee under this Trust
     Agreement

By: /s/ Thomas Venusti

Name: Thomas Venusti
Title:   Assistant Vice President

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

The foregoing instrument was acknowledged before me in the County of New York, this ___ day of January 2003, by Marvin J. Kabatznick, CEO for GS Mortgage Securities Corp., a Delaware corporation, on behalf of the corporation.

______________________

Notary Public

My Commission expires:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

The foregoing instrument was acknowledged before me in the County of New York, this ___ day of January 2003, by Thomas Venusti, Trust Officer of JPMorgan Chase Bank, a New York banking corporation, on behalf of the company.

________________________

Notary Public

My Commission expires:

EXHIBIT A

CONSENT LETTERS

[On file at the Washington DC office of McKee Nelson LLP]

Exhibit 4.5.1

GSR MORTGAGE LOAN TRUST 2002-11F

MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2002-11F

AMENDED AND RESTATED TRUST AGREEMENT

between

GS MORTGAGE SECURITIES CORP.,
as Depositor

and

JPMORGAN CHASE BANK,
as Trustee

Dated as of

November 1, 2002

Table of Contents

    ARTICLE I  DEFINITIONS
      Section 1.01     Standard Terms.
      Section 1.02     Defined Terms.
    ARTICLE II
    FORMATION OF TRUST; CONVEYANCE OF MORTGAGE LOANS
      Section 2.01      Conveyance to the Trustee.
      Section 2.02     Acceptance by the Trustee.
      Section 2.03     REMIC Elections and REMIC Interests Designations.
    ARTICLE III
    REMITTING TO CERTIFICATEHOLDERS
      Section 3.01     Distributions to Certificateholders.
      Section 3.02     Allocation of Realized Losses and Shortfalls.
    ARTICLE IV
    THE SECURITIES
      Section 4.01     The Certificates.
      Section 4.02     Denominations.
      Section 4.03     Redemption of Certificates.
      Section 4.04     Securities Laws Restrictions.
    ARTICLE V
    MISCELLANEOUS PROVISIONS
      Section 5.01     Request for Opinions.
      Section 5.02     Schedules and Exhibits.
      Section 5.03     Governing Law.
      Section 5.04     Counterparts.
      Section 5.05     Notices.

  SCHEDULES AND EXHIBITS

  Schedule I

  Mortgage Loans

  Schedule II

  PAC/TAC Amortization Schedules

  Exhibit A

  Forms of Certificates

  AMENDED AND RESTATED TRUST AGREEMENT

  THIS AMENDED AND RESTATED TRUST AGREEMENT (this “Trust Agreement”), dated as of November 1, 2002, is hereby executed by and among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the “Depositor”) and JPMORGAN CHASE BANK, as trustee (the “Trustee”) under this Amended and Restated Trust Agreement and the Standard Terms to Trust Agreement, October 2002 Edition (the “Standard Terms”), all of the provisions of which, unless otherwise specified herein, are incorporated herein and shall be a part of this Amended and Restated Trust Agreement as if set forth herein in full.

  PRELIMINARY STATEMENT

  The Depositor and the Trustee have entered into a Trust Agreement dated as of October 1, 2002 (the “Trust Agreement”).  The Depositor and the Trustee now wish to amend and restate the Trust Agreement in its entirety in order to, among other things, change the balances of the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates.

  Pursuant to Section 10.01 of the Standard Terms, the Trustee will make an election to treat all of the assets of the Trust as two real estate mortgage investment conduits (each, a “REMIC” and, individually, “REMIC 1” and “REMIC 2”) for federal income tax purposes.  The “startup day” of REMIC 1 for purposes of the REMIC Provisions is October 30, 2002.  The “startup day” of REMIC 2 for purposes of the REMIC Provisions is November 19, 2002.

  For purposes of naming the REMIC Interests and the Certificates, the first character (“A” or “B”) refers to the status of the interest (senior or subordinate) and the final character refers to the specific Class.

  NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth, the Depositor and the Trustee agree as follows:

  ARTICLE I

    DEFINITIONS

  Section 1.01     Standard Terms.

  The Depositor and the Trustee acknowledge that the Standard Terms prescribe certain obligations of the Depositor and the Trustee, with respect to the Certificates.  The Depositor and the Trustee agree to observe and perform such prescribed duties, responsibilities and obligations, pursuant to the terms and conditions thereof and of this Trust Agreement, and acknowledge that, except to the extent inconsistent with the provisions of this Trust Agreement, the Standard Terms are and shall be a part of this Trust Agreement to the same extent as if set forth herein in full.

  Pursuant to Section 2.02(f) of the Standard Terms, the Depositor acknowledges the appointment of the Custodian and agrees to deliver to the Custodian all Mortgage Loan documents that are to be included in the Trustee Mortgage Loan File for each Mortgage Loan.  The Depositor and the Custodian acknowledge that, pursuant to existing Custodial Agreements entered into between the Custodian and predecessors in interest of the Depositor, the Custodian previously acted as custodian for such predecessors in interest and that in connection with the formation of the Trust, the Depositor will assign each Custodial Agreement to the Trustee and cause a receipt to be issued in the name of the Trustee.

  Section 1.02     Defined Terms.

  Capitalized terms used but not defined herein shall have the respective meanings assigned to them in Section 1.01 of the Standard Terms or in the Sale and Servicing Agreements.  In the event of a conflict between the Standard Terms and the Sale and Servicing Agreements, the Sale and Servicing Agreements shall govern.  In addition, the following provisions shall govern the defined terms set forth below for this Trust Agreement:

  “Accrued Certificate Interest”:  Interest to be distributed to each Class of Certificates on any Distribution Date consisting of the sum of (i) the product of the Certificate Rate for such Class of Certificates and the Certificate Balance for such Class of Certificates and such Distribution Date and (ii) accrued but unpaid Accrued Certificate Interest from prior Distribution Dates (on a cumulative basis, but without interest on such unpaid Accrued Certificate Interest).

  “Administrative Cost Rate”:  For each Mortgage Loan, the sum of the Servicing Fee Rate and the Trustee Fee Rate.

  “A-P Percentage”:  For each Discount Loan is equal to a fraction, expressed as a percentage, the numerator of which is 6.00% minus the Net Rate of such Discount Loan, and the denominator of which is 6.00%.  The A-P Percentage for each Mortgage Loan that is not a Discount Loan is 0.00%.

  “A-P Principal Distribution Amount”:  For each Distribution Date, the sum of:

  (1)

  the related A-P Percentage for each Mortgage Loan of items (1), (2) and (3) of the definition of Principal Payment Amount;

  (2)

  the related A-P Percentage for each Mortgage Loan of all Payoffs and Curtailments that were received during the preceding calendar month;

  (3)

  the related A-P Percentage for each Mortgage Loan of the principal portion of Liquidation Proceeds received from each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date; and

  (4)

  Current Realized Losses and Deferred Principal Amounts, to the extent of the amount available from the Subordinate Distribution Amount.

  “Assignment Agreement”:  Each of: (i) the Assignment, Assumption and Recognition Agreement dated as of October 1, 2002, by and among GSMC, the Depositor and Wells Fargo, as Servicer, (ii) the Assignment, Assumption and Recognition Agreement dated as of October 1, 2002, by and among the Trustee, the Depositor and Wells Fargo, as Servicer, (iii) the Assignment, Assumption and Recognition Agreement dated as of October 1, 2002, by and among GSMC, the Depositor and Wells Fargo, as Servicer, and (iv) the Assignment, Assumption and Recognition Agreement dated as of October 1, 2002, by and among the Trustee, the Depositor and Wells Fargo, as Servicer.

  “Available Distribution Amount”:  For any Distribution Date, the sum of the following amounts:

  (1)

  the total amount of all cash received from or on behalf of the Mortgagors or advanced by the Servicer on the Mortgage Loans and not previously distributed (including P&I Advances made by the Servicer and proceeds of Mortgage Loans that are liquidated), except:

  (a)

  all Scheduled Payments collected but due on a Due Date after that Distribution Date;

  (b)

  all Curtailments received after the previous calendar month;

  (c)

  all Payoffs received after the previous calendar month (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans for the period after the previous calendar month);

  (d)

  Liquidation Proceeds and Insurance Proceeds received on the Mortgage Loans after the previous calendar month;

  (e)

  all amounts collected from Mortgage Loans that are then due and payable to the Servicer under the Sale and Servicing Agreement; and

  (f)

  the servicing compensation for each Mortgage Loan, net of any amounts payable as compensating interest by the Servicer on that Distribution Date;

  (2)

  the total amount of any cash received by the Trustee or the Servicer from the repurchase by the Loan Seller of any Mortgage Loans as a result of defective documentation or breach of representations and warranties provided that the Available Distribution Amount for REMIC 2 shall be the amounts distributed by REMIC 1 in respect of the Subordinate Interests.

  “Bank of America”:  Bank of America, N.A., or any successor in interest.

  “Book-Entry Certificates”:  The Senior Certificates and the Senior Subordinate Certificates.

  “Certificate Balance”:   As to any Class of Certificates as of the close of business on each Distribution Date, the initial Certificate Balance thereof  (as shown on the charts in Section 2.03(b) and (c)) reduced by (i) all principal payments previously distributed to such Class, (ii) all Realized Losses previously allocated to such Class and (ii) in the case of the Class A2 and Class A3 Certificates only, the amount of interest deferred and added to the Certificate Balance of such Class.

  “Certificate Rate”:  With respect to each Class of Certificates on any Distribution Date, the percentage per annum or other entitlement to interest described in Section 2.03(b) and (c).  With respect to each REMIC Interest on any Distribution Date, the Certificate Rates described in Section 2.03(b).

  “Certificates”:  The Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A-P, Class A-X, Class B1, Class B2, Class B3, Class B4, Class B5, Class B6 and Class R Certificates.

  “Class”:  Each Class of Certificates or REMIC Interests.

  “Class A Certificates”:  The Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A-P and Class A-X Certificates.

  “Class A-X Notional Amount”:  Initially will be approximately $93,752,104 and for each Distribution Date after the Closing Date will equal the total principal balance, as of the first day of the month of such Distribution Date (after giving effect to all payments scheduled to be made on such date whether or not received), of the Premium Loans multiplied by the following fraction:

  the weighted average of the Net Rates of the
  Premium Loans as of the first day of such month minus 6.00%
  6.50%.

  “Class B Certificates”:  The Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates.

  “Class A4 Percentage”:  With respect to any Distribution Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the Certificate Balance of the Class A4 Certificates immediately prior to such date by (y) the aggregate Certificate Balance of the Class A Certificates (other than the Class A-P Certificates) immediately prior to such date.

  “Class A4 Priority Amount”:  With respect to any Distribution Date, an amount equal to the lesser of (i) the sum of (x) the product of the Class A4 Percentage for such date, the Class A4 Scheduled Principal Percentage for such date and the Scheduled Principal Amount for such date and (y) the product of the Class A4 Percentage for such date, the Class A4 Prepayment Shift Percentage for such date and the Unscheduled Principal Amount for such date and (ii) the Certificate Balance of the Class A4 Certificates immediately prior to such date.

  “Class A4 Prepayment Shift Percentage”:  With respect to any Distribution Date during the five years beginning on the first Distribution Date, 0%.  Thereafter, for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any subsequent Distribution Date, 100%.  Notwithstanding the foregoing, (i) on and after the Credit Support Depletion Date, the Class A4 Certificates shall be entitled to their respective pro rata share of all scheduled and unscheduled payments of principal and (ii) on the date on which the Certificate Balances of all of the Class A4 Certificates (other than the Class A4 Certificates) have been reduced to zero, the Class A4 Certificates shall be entitled pro rata to any remaining Senior Principal Distribution Amount and thereafter, the Class A4 Priority Amount will equal the Senior Principal Distribution Amount.

  “Class A4 Scheduled Principal Percentage”:  With respect to any Distribution Date during the five years beginning on the first Distribution Date, 0%.  Thereafter, for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, 100%.

  “Closing Date”:  October 30, 2002.

  “Corresponding Class”:  For each class of REMIC Interests or Certificates, the Class or Classes indicated as such in the tables set forth in Section 2.03.

  “Credit Support Depletion Date”:  The first Distribution Date (if any) on which the aggregate Certificate Balance of the Subordinate Certificates has been or will be reduced to zero.

  “Current Shortfall”: Any amount included in the Principal Distribution Amount for Subgroups II or P for which cash is not available to make distributions as a result of the Servicer’s decision not to Advance a delinquent payment, other than a Realized Loss.

  “Curtailments”:  Partial prepayments on a Mortgage Loan.

  “Custodian”:  JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), in its capacity as custodian under each of the Custodial Agreements.

  “Custodial Agreement”:  Each of (i) the Custodial Agreement, dated as of August 1, 2002 by and among GSMC, Wells Fargo, as servicer, and JPMorgan Chase Bank and (ii) the Custodial Agreement, dated as of September 1, 2002 by and among GSMC, Wells Fargo, as servicer, and JPMorgan Chase Bank.

  “Cut-Off Date”:  October 1, 2002.

  “Depositor”:  GS Mortgage Securities Corp., in its capacity as depositor under this Trust Agreement.

  “Discount Loan”:  Any Mortgage Loan with a Net Rate less than 6.00% per annum.

  “Distribution Date”:  The 25th day of each month, or if such day is not a Business Day, the next Business Day following such day. The initial Distribution Date will be November 25, 2002.

  “Due Date”:  For any Mortgage Loan, the first day in each calendar month.

  “Due Period”:  For any Distribution Date, the period beginning on and including the Due Date in the previous calendar month and ending on, and including, the day before the Due Date in the calendar month in which such Distribution Date occurs.

  “Final Distribution Date”:  For each Class of Certificates, the respective dates specified in Section 2.03(d).

  “Fitch”:  Fitch, Inc., doing business as Fitch Ratings.

  “GSMC”:  Goldman Sachs Mortgage Company, or any successor in interest.

  “Interest Accrual Period”:  For any Distribution Date, shall be the immediately preceding calendar month.  The Class A-P Certificates will be “principal only” Certificates and will not be entitled to any interest.

  “Interests”: Each Class of REMIC Interests.

  “JPMorgan Chase”:  JPMorgan Chase Bank.

  “Junior Subordinate Certificates”:  The Class B4, Class B5 and Class B6 Certificates.

  “LIBOR”:  means, for any Interest Accrual Period, the offered rate for one-month United States dollar deposits which appears on Telerate Page 3750, as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates), as of 11:00 a.m. (London time) on the LIBOR Determination Date applicable to such Interest Accrual Period.  If such rate does not appear on Telerate Page 3750 (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates), the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to leading banks in the London interbank market for a period of one month commencing on the first day of the relevant Interest Accrual Period.  The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate to the Trustee.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (commencing on the first day of the relevant Interest Accrual Period).  If none of such major banks selected by the Trustee quotes such rate to the Trustee, LIBOR for such LIBOR Determination Date will be the rate in effect with respect to the immediately preceding LIBOR Determination Date.

  “LIBOR Determination Date”:  means, with respect to any Interest Accrual Period and any floating rate certificate, the second London Business Day prior to the Distribution Date on which such Interest Accrual Period commences.

  “Liquidated Mortgage Loan”: A Mortgage Loan for which the Servicer has determined that it has received all amounts that it expects to recover from or on account of the Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

  “Liquidation Principal”:  The principal portion of Liquidation Proceeds received from each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date.

  “Loan Seller”:  Each of Wells Fargo and Bank of America.

  “London Business Day”: means a day on which commercial banks in London are open for business (including dealings in foreign exchange and foreign currency deposits).

  “Moody’s”:  Moody’s Investors Service, Inc., or its successor.

   “Mortgage Loans”:  The mortgage loans identified on Schedule I hereto.

   “Net Rate”:  With respect to each Mortgage Loan, the Note Rate of such Mortgage Loan less the Administrative Cost Rate applicable to such Mortgage Loan.

  “Note Rate”:  For each Mortgage Loan, the rate at which the related promissory note accrues interest.  For purposes of calculating the Certificate Rates of the Certificates, the Note Rate of a Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the interest rate of the Mortgage Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related Mortgagor.

  “Notional Amount”:  The Class A-X Notional Amount.  The Notional Amount is used to calculate distributions on the related Classes of Certificates, but is not a principal amount or other amount to which a Certificateholder is entitled.

  “P&I Certificates”:  All Classes of Certificates other than the Class A-X and Class A-P Certificates and the Residual Certificates.

  “Payoffs”:  Prepayments in full on a Mortgage Loan.

  “Premium Loan”:  Any Mortgage Loan with a Net Rate in excess of 6.00%.

  “Prepayment Period”: With respect to each Distribution Date, the preceding calendar month.

  “Principal Payment Amount”: The sum, for any Distribution Date and Mortgage Loan, of:

  (1)

  the Non A-P Percentage of the principal portion of Scheduled Payments on each such Mortgage Loan due on the related Due Date;

  (2)

  the Non A-P Percentage of the principal portion of repurchase proceeds received on any Mortgage Loan that was repurchased as permitted or required by the Trust Agreement during the calendar month preceding the month of the Distribution Date;

  (3)

  Non A-P Percentage of any other unscheduled payments of principal which were received on any Mortgage Loan during the preceding calendar month, other than Payoffs, Curtailments, or Liquidation Principal.

  “Principal Prepayment Amount”:  For any Distribution Date, the sum of the Non A-P Percentages of all Payoffs and Curtailments for each Mortgage Loan that were received during the preceding calendar month.

  “Private Certificates”:  The Junior Subordinate Certificates.

  “Qualified Institutional Buyer”:  Any “qualified institutional buyer” as defined in clause 7(a) of Rule 144A promulgated under the Securities Act.

  “Rating Agency”:  Moody’s and Fitch.

  “Realized Loss”:  With respect to a liquidated Mortgage Loan, the excess of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest thereon, and (iii) the amount of all Advances made by the Servicer and other expenses incurred with respect to such Mortgage Loan (including expenses of enforcement and foreclosure) over (b) liquidation proceeds realized from such Mortgage Loan.  Realized Losses may also be realized in connection with unexpected expenses incurred by the Trust, mortgagor bankruptcies and modifications of defaulted Mortgage Loans.

  “Record Date”:  With respect to each Class of Certificates bearing interest at a fixed Certificate Rate and any Distribution Date, the last Business Day of the calendar month preceding such Distribution Date.  With respect to each Class of Certificates bearing interest at a variable Certificate Rate and any Distribution Date, the Business Day immediately preceding such Distribution Date.

  “Reference Banks”: means four major banks in the London interbank market selected by the Trustee.

  “REMIC”:  The real estate mortgage investment conduit created hereunder, which consists of the Mortgage Loans and certain other assets.

  “REMIC Certificates”: Each Class of Certificates issued by the REMIC pursuant to Section 2.03(b) and (c) and the Class R Certificates.

  “REMIC Interests”:  Each Class of REMIC interests issued pursuant to Section 2.03.

  “REMIC 1”:  One of the two real estate mortgage investment conduits created hereunder, which consists of the Mortgage Loans and certain other assets and the REMIC 1 Distribution Account.

  “REMIC 1 Regular Interests”:  The regular interests issued by REMIC 1, consisting of the Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A-P and Class A-X Certificates and the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Interests.

  “REMIC 2”:  One of the two real estate mortgage investment conduits created hereunder, which consists of the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Interests and the REMIC 2 Distribution Account.

  “REMIC 2 Regular Interests”:  The Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates.

  “Remittance Date”:  The 18th day of each month, or if such day is not a business day, the next succeeding business day or, in the case of certain Mortgage Loans, the immediately preceding business day.

  “Residual Certificates”:  The Class R Certificates.

  “Rule 144A Certificates”:  The Junior Subordinate Certificates.

  “Sale and Servicing Agreement”:  Each of (i) the Seller’s Warranties and Servicing Agreement dated as of June 1, 2002 between Bank of America Mortgage Capital Corporation and Wells Fargo Home Mortgage, Inc. and (ii) the Seller’s Warranties and Servicing Agreement dated as of August 1, 2002 between Goldman Sachs Mortgage Company and Wells Fargo Home Mortgage, Inc.

  “Scheduled Amount”:  For any Distribution Date and each of the Class A1, Class A5 and Class A6 Certificates, the amount set forth on Schedule II attached hereto.

  “Scheduled Payments”:  The monthly payments of principal and interest payable by the Mortgagor.

  “Scheduled Principal Amount”:  With respect to any Distribution Date an amount equal to the amount described in clause (i) of the definition of Senior Principal Distribution Amount.

  “Senior Certificates”:  The Class A Certificates.

  “Senior Liquidation Amount”:  For any Distribution Date, the aggregate, for each Mortgage Loan or portion thereof that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the Senior Percentage of the related Non A-P Percentages for the Mortgage Loans of the lesser of (i) the Scheduled Principal Balance of such Mortgage Loan (unless the Servicer had discontinued making P&I Advances, in which case the actual principal balance less advances will be used) and (ii) the Liquidation Principal derived from that Mortgage Loan.

  “Senior Prepayment Amount”:  For any Distribution Date, the product of (i) the Senior Prepayment Percentage and (ii) the Principal Prepayment Amount received during the related Prepayment Period.

  “Senior Prepayment Percentage”:  For any Distribution Date, as follows: (i) on any Distribution Date occurring before the Distribution Date in the month of November 2007, 100%; (ii) on any other Distribution Date on which the Senior Percentage for such Distribution Date exceeds the initial Senior Percentage, as of the Cut-Off Date, 100%; and (iii) on any other Distribution Date in the month of November 2007 and thereafter, 100%, unless:

  (a)

  the mean aggregate Scheduled Principal Balance of the Mortgage Loans that are 60 or more days delinquent (including Mortgage Loans in foreclosure and property held by the Trust) for each of the immediately preceding three calendar months is less than or equal to 50% of the aggregate Certificate Balance of the Subordinate Certificates as of such Distribution Date, and

  (b)

  cumulative Realized Losses on the Mortgage Loans are less than or equal to the following percentage of the aggregate Certificate Balance of the Subordinate Certificates:

  Percentage of the Aggregate Certificate

         Distribution Date Occurring In

   Balance as of the Cut-Off Date

  November 2007 through October 2008

  30%

  November 2008 through October 2009

  35%

  November 2009 through October 2010

  40%

  November 2010 through October 2011

  45%

  November 2011 and thereafter

  50%

  in which case, the Senior Prepayment Percentage shall be as follows:

         Distribution Date Occurring In

   Senior Prepayment Percentage

  November 2002 through October 2007

  100%

  November 2007 through October 2008

  Senior Percentage + 70% of Subordinate

  Percentage

  November 2008 through October 2009

  Senior Percentage + 60% of Subordinate

  Percentage

  November 2009 through October 2010

  Senior Percentage + 40% of Subordinate

  Percentage

  November 2010 through October 2011

  Senior Percentage + 20% of Subordinate

  Percentage

  November 2011 and thereafter

  Senior Percentage

  If on any Distribution Date the allocation to the P&I Certificates of Principal Prepayments in the percentage required would reduce the sum of the Certificate Balances of the P&I Certificates below zero, the Senior Prepayment Percentage for such Distribution Date shall be equal to the percentage necessary to reduce such sum to zero.

   “Senior Principal Distribution Amount”:  For any Distribution Date will equal the sum of:

  (i)

  the Senior Percentage of the Principal Payment Amount for such Distribution Date;

  (ii)

  the Senior Prepayment Percentage of the Principal Prepayment Amount for such Distribution Date; and

  (iii)

  the Senior Liquidation Amount for such Subgroup.

  “Senior Percentage”:  as of the Closing Date, will be approximately 97.10%, and for any Distribution Date thereafter will equal the sum of the Certificate Balances of the Senior Certificates (other than the Class A-P Certificates) immediately preceding such Distribution Date divided by the sum of the Certificate Balances of all Classes of Certificates immediately prior to such Distribution Date.

  “Senior Subordinate Certificates”: The Class B1, Class B2 and Class B3 Certificates.

  “Servicer”:  Wells Fargo and its successors or assigns under the Sale and Servicing Agreements.

   “Soldiers’ and Sailors’ Shortfall”:  Any shortfall in amounts paid by mortgagors on the Mortgage Loans that occurs pursuant to the Soldiers’ and Sailors’ Civil Relief Act or similar legislation affording relief to members of the armed forces.

  “Subordinate Certificates”:  The Class B Certificates.

  “Subordinate Interests”:  The regular interests in REMIC 1 whose designations begin with the letter “B.”

  “Subordinate Liquidation Amount”:  For any Distribution Date, the Liquidation Principal in respect of each Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of the Distribution Date, minus the Senior Liquidation Amount for such Distribution Date.

  “Subordinate Percentage”:  For any Distribution Date, 100% minus the Senior Percentage for such Distribution Date.  The Subordinate Percentage as of the Closing Date will be 2.90%.

  “Subordinate Prepayment Percentage”:  For any Distribution Date, the excess of 100% over the Senior Prepayment Percentage.  Initially, the Subordinate Prepayment Percentage will be 0%.

  “Subordinate Principal Distribution Amount”:  For any Distribution Date, the sum of:

  (1)

  the Subordinate Percentage of the Principal Payment Amount;

  (2)

  the Subordinate Principal Prepayment Amount; and

  (3)

  the Subordinate Liquidation Amount;

  provided, however, that the Subordinate Principal Distribution Amount shall be reduced by the amounts required to be distributed to the Class A-P Certificates for reimbursement of Unpaid Realized Loss Amounts on such Distribution Date.  Any reduction in the Subordinate Principal Distribution Amount pursuant to the provisions above shall offset the amount calculated pursuant to clause (1), clause (3) and clause (2), in that order and such amounts shall nevertheless reduce the Class Certificate Balance of the Applicable Class of Subordinate Certificates.

  “Subordinate Principal Prepayment Amount”: For each Distribution Date and Subgroup I, the Subordinate Prepayment Percentage of the Principal Prepayment Amount of the related Subgroup.

  “Subordination Levels”:  For any Class of Subordinate Certificates and any specified date, the percentage obtained by dividing (i) the sum of the Certificate Balances of all Classes of Subordinate Certificates that are subordinate to that Class by (ii) the sum of the Certificate Balances of all Classes of Certificates as of that date, before giving effect to distributions and allocations of Realized Losses on that date.

  “Trust Fund”:  As defined in Section 2.01 hereof.

  “Trust Agreement”:  This Amended and Restated Trust Agreement, dated as of November 1, 2002, which incorporates by reference the Standard Terms to Trust Agreement, October 2002 edition; provided that any references in any documents required hereunder, including references in documents within the Trustee Mortgage Loan File, to a Trust Agreement dated as of October 1, 2002, shall be deemed to refer to this Trust Agreement.

  “Trustee”:  JPMorgan Chase Bank, not in its individual capacity but solely as Trustee under this Trust Agreement, or its successor in interest, or any successor trustee appointed as herein provided.

  “Trustee Fee”:  With respect to each Distribution Date, an amount payable to the Trustee equal to the product of one-twelfth of the Trustee Fee Rate multiplied by the aggregate Scheduled Principal Balance of the Mortgage Loans as of the beginning of the Due Period relating to such Distribution Date.

  “Trustee Fee Rate”:  0.0075%.

  “Unpaid Realized Loss Amount” As of each Distribution Date, for the Certificates, Realized Losses allocated to such Class on such Distribution Date and prior Distribution Dates in reduction of the Certificate Balance thereof, as reduced by all amounts paid to such class in respect of an Unpaid Realized Loss Amount; provided, however, that (1) the aggregate of Unpaid Realized Loss Amounts paid on any Distribution Date shall not exceed the Subordinate Principal Distribution Amount (without regard to the proviso in the definition of such term) for such Distribution Date, (2) any amounts distributed to a Class in respect of an Unpaid Realized Loss Amount shall not cause a reduction in the Certificate Balance thereof, and (3) following the Credit Support Depletion Date, no Unpaid Realized Loss Amounts shall be calculated or distributable.

  “Unscheduled Principal Amount”:  With respect to any Distribution Date, an amount equal to the sum of the amounts described in clauses (ii) and (iii) of the definition of Senior Principal Distribution Amount.

  “Wells Fargo”:  Wells Fargo Home Mortgage, Inc., or any successor in interest.

  ARTICLE II

  FORMATION OF TRUST; CONVEYANCE OF MORTGAGE LOANS

  Section 2.01      Conveyance to the Trustee.

  To provide for the distribution of the principal of and interest on the Certificates in accordance with their terms, all of the sums distributable under this Trust Agreement with respect to the Certificates and the performance of the covenants contained in this Trust Agreement, the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse and for the exclusive benefit of the Holders of the Certificates, all of the Depositor’s right, title and interest in and to any and all benefits accruing to the Depositor from:  (a) the mortgage loans listed on Schedule I hereto, the related Trustee Mortgage Loan Files, and all Monthly Payments due thereon after the Cut-Off Date and all principal prepayments collected with respect to the Mortgage Loans and paid by a Borrower on or after the Cut-Off Date, and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) the Sale and Servicing Agreements; provided that the Depositor hereby reserves its right to indemnification under the Sale and Servicing Agreement; (c) the Custodial Agreements; (d) the Assignment Agreements; (e) the Distribution Accounts and the Collection Accounts and (f) proceeds of all of the foregoing (including, without limitation, all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Accounts, whether in the form of cash, instruments, securities or other property, all proceeds of any mortgage insurance, mortgage guarantees, hazard insurance, or title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, which at any time constitute all or part or are included in the proceeds of any of the foregoing) to pay the REMIC 1 Regular Interests and the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates as specified herein (items (a) through (f) above shall be collectively referred to herein as the “Trust Fund”).

  The foregoing sale, transfer, assignment, set-over and conveyance does not and is not intended to result in the creation of an assumption by the Trustee of any obligation of the Depositor, the Seller or any other person in connection with the Mortgage Loans, the Sale and Servicing Agreements, the Assignment Agreements or under any agreement or instrument relating thereto except as specifically set forth herein.

  Section 2.02     Acceptance by the Trustee.

  By its execution of this Agreement, the Trustee acknowledges and declares that it holds and will hold or has agreed to hold (in each case through the applicable Custodian) all documents delivered to any such person from time to time with respect to the Mortgage Loans and all assets included in the definition of Trust Fund herein in trust for the exclusive use and benefit of all present and future Holders of the Certificates.  The Trustee has not created and will not create, and no Officer of the Trustee has any actual knowledge or has received actual notice of, any interest in the Trust Fund contrary to the interests created by the Trust Agreement.  The Trustee has not entered, nor intends to enter, into any subordination agreement or intercreditor agreement with respect to any assets included in the Trust Fund.

  Section 2.03     REMIC Elections and REMIC Interests Designations.

  (a)

  REMIC Elections.  Elections shall be made by the Trustee to treat the assets of the Trust Fund described in the definition of the term “REMIC 1” and the assets of the Trust Fund described in the definition of the term “REMIC 2,” as separate REMICs for federal income tax purposes.  The REMIC 1 Regular Interests will constitute the regular interests in REMIC 1.  The REMIC 2 Regular Interests will constitute the regular interests in REMIC 2.  The Class R Certificates will represent ownership of the sole class of residual interest in REMIC 1 and 2.

  (b)

  REMIC 1 Interests.  REMIC 1 shall issue each of the following Classes of interests and certificates in book-entry form, each of which (other than the Class R Interest) shall be a Class of REMIC 1 Regular Interests, having the following Certificate Rates and initial Certificate Balances:

  Initial Certificate

  Class

        Balance

  Certificate Rate

  Corresponding Class

  A1

  $100,000,000.00

  6.00%

  N/A(4)

  A2

  $    6,250,000.00

  6.00%

  N/A(4)

  A3

  $    1,250,000.00

  6.00%

  N/A(4)

  A4

  $  87,342,000.00

  6.00%

  N/A(4)

  A5

  $254,464,000.00

  6.00%

  N/A(4)

  A6

  $  59,070,000.00

  6.00%

  N/A(4)

  A7

  $254,784,000.00

  Variable(2)

  N/A(4)

  A8

  $  84,928,000.00

  Variable(2)

  N/A(4)

  B1

  $    8,299,000.00

  6.00%

  B1-B6

  B2

  $    6,989,000.00

  6.00%

  B1-B6

  B3

  $    4,805,000.00

  6.00%

  B1-B6

  B4

  $    1,747,000.00

  6.00%

  B1-B6

  B5

  $    1,747,000.00

  6.00%

  B1-B6

  B6

  $    1,747,416.00

  6.00%

  B1-B6

  A-P

  $       163,394.00

  0.00%

  N/A(4)

  A-X

  $  93,752,104.00(1)

  6.50%

  N/A(4)

  R

  —

  (3)

  N/A(4)

  ________________________

  (1)

  Notional Amount.

  (2)

  The Annual Certificate Interest Rate for certificates with variable rates of interests are set forth in the table below:

     Class

      Formula

  Initial

  Maximum

  Minimum

  Class A7

  LIBOR +1.10%

  2.90%

  8.00%

  1.10%

  Class A8

  20.70%-3*LIBOR

  15.30%

  20.70%

  0.00%

  (3)

  The Class R Interest will not be entitled to payments of principal or interest.

  (4)

  N/A means Not Applicable

  (c)

  REMIC 2 Certificates.  REMIC 2 shall issue the following Classes of Certificates, with the designations, initial Certificate Balances and Certificate Rates indicated, each of which (other than the Class R Certificates) shall be a Class of REMIC 2 Regular Interests.

  Initial Certificate

  Class                                 Balance                             Certificate Rate

  B1

  $  12,230,000.00

  6.00%

  B2

  $    5,242,000.00

  6.00%

  B3

  $    3,057,000.00

  6.00%

  B4

  $    1,747,000.00

  6.00%

  B5

  $    1,311,000.00

  6.00%

  B6

  $    1,747,416.00

  6.00%

  R

  —

  N/A(1)

       __________________________

  (1)

  N/A means Not Applicable.

  (d)

  REMIC Final Scheduled Distribution.  The final scheduled distribution date for the REMIC Regular Interests is the Distribution Date in July 2032.

  (e)

  Qualified Mortgages.  The Depositor hereby evidences its belief that, based on representations received with respect to the Mortgage Loans and as of the date hereof, each Mortgage Loan is “principally secured by an interest in real property” within the meaning of Treasury Regulation section 1.860G-2(a)(1).

  ARTICLE III

  REMITTING TO CERTIFICATEHOLDERS

  Section 3.01     Distributions to Certificateholders.

  (a)

  REMIC 2 Distributions.  In accordance with Section 3.01(b)(iii) of the Standard Terms and subject to the exceptions set forth below and to Section 3.02, on each Distribution Date, the Trustee shall withdraw the aggregate Available Distribution Amount from the REMIC 1 Distribution Account, and shall distribute it in the following manner and order of priority:

  (i)

  to the Senior Certificates, Accrued Certificate Interest thereon, pro rata in proportion to the amount owing to each such Class; provided that (1) Accrued Certificate Interest on the Class A2 Certificates will be distributed in the following order of priority and will be added to the Certificate Balance of the Class A2 Certificates:

  (A)

  to make payments of principal to the Class A1 Certificates, until the Class Principal Balance thereof is reduced to its Scheduled Amount; and

  (B)

  to make payments of principal to the Class A2 Certificates, until the Class Principal Balance thereof is reduced to zero;

  and (2) Accrued Certificate Interest on the Class A3 Certificates will be distributed as follows and will be added to the Certificate Balance of the Class A3 Certificates:

  (A)

  to make payments of principal to the Class A1 Certificates, until the Certificate Balance thereof is reduced to its Scheduled Amount;

  (B)

  to make payments of principal to the Class A2 Certificates, until the Certificate Balance thereof is reduced to zero;

  (C)

  to make payments of principal to the Class A1 Certificates, without regard to their Scheduled Amount, until the Certificate Balance thereof is reduced to zero; and

  (D)

  to make payments of principal to the Class A3 Certificates, until the Certificate Balance thereof is reduced to zero;

  (ii)

  concurrently, (1) to the Class A-P Certificates, the A-P Principal Distribution Amount for such Certificates and such Distribution Date and (2) to the remaining Class A Certificates, the Senior Principal Distribution Amount for such Certificates for such Distribution Date, which amount will be distributed among such Class A Certificates in the following order of priority:

  (A)

  first, to the Class A4 Certificates, the Class A4 Priority Amount, until the Class Principal Balance of such Class is reduced to zero;

  (B)

  second, concurrently as follows:

  1.

  14.1308662812% to the Class A1, Class A2 and Class A3 Certificates, in the following order of priority:

  i.

  first, to the Class A1 Certificates, until the Certificate Balance thereof is reduced to its Scheduled Amount for such Distribution Date;

  ii.

  second, to the Class A2 Certificates, until the Certificate Balance thereof is reduced to zero;

  iii.

  third, to the Class A1 Certificates, without regard to its Scheduled Amount for such Distribution Date, until the Certificate Balance thereof is reduced to zero; and

  iv.

  fourth, to the Class A3 Certificates, until the Certificate Balance thereof is reduced to zero;

  2.

  85.8691337188%, to the Class A5, Class A6, Class A7 and Class A8 Certificates, in the following order of priority:

  i.

  first, sequentially to the Class A5 and Class A6 Certificates, in that order, until the aggregate Certificate Balance thereof is reduced to its Scheduled Amount for such Distribution Date;

  ii.

  second, concurrently on a pro rata basis, to the Class A7 and Class A8 Certificates, until the Certificate Balances thereof are reduced to zero;

  iii.

  third, to the Class A5 Certificates, without regard to its Scheduled Amount for such Distribution Date, until the Certificate Balance thereof is reduced to zero;

  iv.

  fourth, to the Class A6 Certificates, without regard to its Scheduled Amount for such Distribution Date, until the Certificate Balance thereof is reduced to zero; and

  (C)

  third, to the Class A4 Certificates, until the Certificate Balance thereof has been reduced to zero;

  (iii)

  concurrently, pro rata from amounts otherwise payable to the Subordinate Certificates, to the Class A-P Certificates the principal portion of Current Realized Losses and the Deferred Principal Amount for such class and such Distribution Date; provided, however, that the aggregate of all such amounts distributed on such Distribution Date shall not exceed the Subordinate Principal Distribution Amount (without regard to the proviso of such definition) and, provided further, that such amounts will not reduce the Class Principal Balance of the Class A-P Certificates;

  (iv)

  to the REMIC 2 Distribution Account, for further distribution to the Subordinate Certificates, in their order of seniority the sum of (i) Accrued Certificate Interest pro rata on the basis of the amount owing to each such Class, and their pro rata shares, based on their outstanding Certificate Balances, of the Subordinate Principal Distribution Amount, as applicable; provided, however, that on any Distribution Date on which the Subordination Level for any class of Subordinate Certificates is less than its Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise allocable to the class or classes of the Subordinate Certificates junior to such class will be allocated pro rata to the most senior class of Subordinate Certificates for which the Subordination Level on such Distribution Date is less than the Subordination Level as of the Closing Date and all Classes of Subordinate Certificates senior thereto;

  (v)

  to the Subordinate Certificates, in the order of their seniority, the amount of any unreimbursed Realized Losses previously allocated to such Certificates;

  (vi)

  to the Residual Certificates, after all of the other Classes of Certificates have been paid in full, the remainder, if any, which is expected to be zero, of the Available Distribution Amount.

  On each Distribution Date on or after the Credit Support Depletion Date, to the extent of the Available Distribution Amount on such Distribution Date, distributions will be made to the Senior Certificates in proportion to Accrued Certificate Interest for such Distribution Date and the remainder, if any, which is expected to be zero, of the Available Distribution Amount will be distributed to the holder of the Class R Certificate.

  (b)

  REMIC 1 Distributions.  On each Distribution Date, the Trustee shall apply amounts in the REMIC 1 Distribution Account to the REMIC 1 Regular Interests such that the aggregate balance of the REMIC 1 Regular Interests equals the aggregate Certificate Balance of the Corresponding Classes of Certificates on such Distribution Date.  Realized Losses and Shortfalls shall be allocated in the same manner.  The Trustee shall withdraw all amounts allocated to the various Subordinate Interests and deposit such amounts in the REMIC 2 Distribution Account for distribution pursuant to section 3.01(a) above on such Distribution Date.  Any amount remaining in the REMIC 1 Distribution Account after making all other payments required under this Section 3.01(b) shall be distributed to the holder of the Class R Certificates.

  Section 3.02     Allocation of Realized Losses and Shortfalls.

  (a)

  Realized Losses of Principal.

  (i)

  On each Distribution Date, (A) the A-P Percentage of each Realized Loss on a Mortgage Loan, to the extent allocable to principal, shall be allocated to the Class A-P Certificates in reduction of the Certificate Balance thereof and (B) the Non A-P Percentage of each Realized Loss on a Mortgage Loan, to the extent allocable to principal, shall be allocated to the remaining Classes of REMIC 1 Regular Interests; provided, however, that any Realized Loss allocated to the REMIC 1 Regular Interests (other than the Class A-P and Class R Certificates) shall be allocated first to the Subordinate Interests in reverse numerical order, until the Certificate Balance thereof is reduced to zero, and then pro rata to the Senior Certificates (other than the Class A-P Certificates).  Any Realized Losses allocated to a Class of Subordinate Interests and not reimbursed on the same Distribution Date shall be allocated to the Corresponding Class or Classes of Certificates as described below.

  (ii)

  Prior to the Credit Support Depletion Date, to the extent that the principal portion of a Realized Loss has been allocated to reduce the Certificate Principal Balance of the Class A-P Certificates, the amount of such Realized Loss will be reimbursed from the Subordinate Principal Distribution Amount, to reimburse the Unpaid Realized Loss Amount .  The distribution of any Unpaid Realized Loss Amount to the Class A-P Certificates on any Distribution Date shall not result in a further reduction of the Certificate Balance of such Class of Certificates, but instead shall result in the reduction of the Certificate Balance of the most junior Class of Subordinate Certificates then outstanding, until the Certificate Balance thereof has been reduced to zero. The Unpaid Realized Loss Amounts will be paid from the amounts otherwise payable to the Classes of Subordinate Certificates beginning with the Class having the highest numerical designation.  Any Unpaid Realized Loss Amount not paid on the Distribution Date relating to the Due Period in which the Realized Loss was incurred will be carried forward, with interest at the applicable Certificate Rate, and will be included in the Unpaid Realized Loss Amount for the next Distribution Date.

  (b)

  Realized Losses Allocable to Interest. On each Distribution Date, the portion of each Realized Loss on a Mortgage Loan that exceeds the outstanding principal amount of such Mortgage Loan shall be allocated to the Certificates, pro rata, on the basis of Accrued Certificate Interest, to each Class of REMIC 1 Regular Interests (other than the Class A-P Certificates); provided that the interest portion of any Realized Losses allocated to the Subordinate Interests as provided in this Section 3.02(b) shall be allocated to such Subordinate Interests in reverse order of seniority.

  (c)

  Interest Shortfall.  Notwithstanding anything in the Standard Terms to the contrary, on each Distribution Date, before any distributions are made on the REMIC 1 Regular Interests and the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates, Month End Interest Shortfall not covered by compensating interest from P&I Advances and Soldiers’ and Sailors’ Shortfall with respect to any Mortgage Loan shall be allocated pro rata among the Classes of the related REMIC based on the amount of interest otherwise owing thereto in reduction of that amount.

  (d)

  Modification Losses.  In the event that the Note Rate on a Mortgage Loan is reduced as a result of a modification of the terms of such Mortgage Loan, such modification shall be disregarded for purposes of calculating the Certificate Rate on any Class of the REMIC 1 Regular Interests and the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates.  Any shortfall resulting from any such modifications, however, shall be treated as a Realized Loss occurring on each Distribution Date and shall be applied to reduce the Certificate Balances of the REMIC 1 Regular Interests and the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates in the manner and order of priority set forth above.

  ARTICLE IV

    THE SECURITIES

  Section 4.01     The Certificates.

  The Certificates will be designated generally as the Mortgage Pass-Through Certificates, Series 2002-11F.  The aggregate principal amount of Certificates that may be executed and delivered under this Trust Agreement is limited to $873,585,810, except for Certificates executed and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.03 or 5.05 of the Standard Terms.  On the Closing Date, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver Mortgage Pass-Through Certificates in the names and amounts and to the Persons as directed by the Depositor.  The table in Section 2.03(b) sets forth the Classes of Certificates, the Initial Certificate Balance and the Certificate Rate for each Class of the Certificates.

  Section 4.02     Denominations.

  Each of the Class A and Senior Subordinate Certificates shall be issued in fully registered, book-entry form and shall be Book-Entry Certificates.  Each of the Residual Certificates and Class B4, Class B5 and Class B6 Certificates shall be issued in fully registered, certificated form.  The Class A Certificates (other than the Class A-P and Class A-X, Certificates) are offered in minimum denominations of $25,000 initial Certificate Balance each and multiples of $1 in excess of $25,000.  The Subordinate Certificates are offered in minimum denominations of $250,000 initial Certificate Balance each and multiples of $1 in excess of $250,000.  The Class A-P Certificates and Class A-X Certificates are each offered in the form of a single Certificate representing the entire Certificate Balance.   In addition, one Certificate of each Class (other than the Residual Certificates) may be issued evidencing the sum of an authorized denomination thereof and the remainder of the initial Certificate Balance (or, in the case of the Class A-X Certificates, the Notional Amount) of such Class.  The residual Certificates will each be issued in percentage interests of 99.99% and 0.01%.

  Section 4.03     Redemption of Certificates.

  There shall be no right to redemption pursuant to Section 9.01 of the Standard Terms.  On or after the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Scheduled Principal Balance of such Mortgage Loans as of the Cut-Off Date, the Servicer shall have the right to purchase (or cause to be purchased) the remaining Mortgage Loans and any other assets in the REMIC and cause the retirement of the Certificates issued by the REMIC.  Moreover, notwithstanding anything to the contrary in Section 9.02 of the Standard Terms, the obligations created by the Trust Agreement will terminate upon payment to the Certificateholders of all amounts held in the Collection Account and the Distribution Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of: (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all of the assets of the Trust by the Depositor (or its designee) as provided above.  Written notice of termination shall be given to each  Certificateholder, and the final distribution shall be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee, which will be specified in the notice of termination.  Any repurchase of the assets of the Trust by the Depositor (or its designee) pursuant to this Section 4.03 shall be made at a price equal to the Termination Price.

  Section 4.04     Securities Laws Restrictions.

  Each of the Junior Subordinate Certificates is a Private Certificate subject to the restrictions on transfer contained in Section 5.05(a) of the Standard Terms.  Furthermore, each of the Private Certificates is a Rule 144A Certificate.  The Class R Certificates are Residual Certificates subject to Section 5.05(c) of the Standard Terms.

  ARTICLE V

  MISCELLANEOUS PROVISIONS

  Section 5.01     Request for Opinions.

  (a)

  The Depositor hereby requests and authorizes McKee Nelson LLP, as its counsel in this transaction, to issue on behalf of the Depositor such legal opinions to the Trustee and the Rating Agency as may be (i) required by any and all documents, certificates or agreements executed in connection with the Trust, or (ii) requested by the Trustee, the Rating Agency or their respective counsels.

  (b)

  The Trustee hereby requests and authorizes its counsel to issue on behalf of the Trustee such legal opinions to the Depositor, GSMC and Goldman, Sachs & Co. as may be required by any and all documents, certificates or agreements executed in connection with the establishment of the Trust and the issuance of the Certificates.

  Section 5.02     Schedules and Exhibits.

  Each of the Schedules and Exhibits attached hereto or referenced herein are incorporated herein by reference as contemplated by the Standard Terms.  Each Class of Certificates shall be in substantially the form attached hereto, as set forth in the Exhibit index.

  Section 5.03     Governing Law.

  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

  Section 5.04     Counterparts.

  This Trust Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original but all of such counterparts shall together constitute but one and the same instrument.

  Section 5.05     Notices.

  The address of the rating agency required to be stated herein pursuant to Section 11.08(d) of the Standard Terms is Fitch Ratings, One State Street Plaza, New York, New York 10004 and Moody’s Investor Service, Inc., 99 Church Street, New York, New York 10007.

  [Signature page follows]

  IN WITNESS WHEREOF, the Depositor and the Trustee have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the 1st day of November 2002.

  GS MORTGAGE SECURITIES CORP.,

       as Depositor

  By: /s/ Marvin J. Kabatznick

  Name: Marvin J. Kabatznick

  Title:    CEO

  JPMORGAN CHASE BANK,

       not in its individual capacity, but solely in

       its capacity as Trustee under this Trust

       Agreement

  By: /s/ Thomas Venusti

  Name: Thomas Venusti

  Title:   Trust Officer

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

  The foregoing instrument was acknowledged before me in the County of New York, this ___ day of November 2002, by Marvin J. Kabatznick, CEO for GS Mortgage Securities Corp., a Delaware corporation, on behalf of the corporation.

  ____________________________

  Notary Public

  My Commission expires:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

  The foregoing instrument was acknowledged before me in the County of New York, this ___ day of November 2002, by Thomas Venusti, Trust Officer of JPMorgan Chase Bank, a New York banking corporation, on behalf of the company.

  ____________________________

  Notary Public

  My Commission expires:

  SCHEDULE I

  Mortgage Loan Schedule

  [To be retained in a separate closing binder entitled

  “GSR 2002-11F Mortgage Loan Schedule” at Mckee Nelson LLP]

  SCHEDULE II

  PAC/TAC Amortization Schedules

  [To be retained in a separate closing binder entitled

  “GSR 2002-11F Mortgage Loan Schedule” at Mckee Nelson LLP]

  EXHIBIT A

  Forms of Certificates

  [On file at the Washington DC office of McKee Nelson LLP]